Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GCI LIBERTY, INC.

Article I

NAME

The name of the corporation is GCI Liberty, Inc. (the “Corporation”).

Article II

REGISTERED OFFICE

The name and address of the Corporation’s registered agent shall be such name and address as set forth in the records of the Secretary of State of the State of Nevada from time to time. The Corporation may change its registered agent from time to time in the manner prescribed by applicable Nevada law.

Article III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (as the same may be amended from time to time, the “NRS”).

Article IV

AUTHORIZED STOCK

The total number of shares of capital stock which the Corporation will have authority to issue is six hundred seven million five hundred thousand (607,500,000) shares, which will be divided into the following classes:

(a)            Five hundred fifty-seven million five hundred thousand (557,500,000) shares will be of a class designated Common Stock, par value $0.01 per share (“Common Stock”), such class to be divided into series as provided in Section A of this Article IV; and

(b)            Fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share (“Preferred Stock”), such class to be issuable in series as provided in Section B of this Article IV.

Upon these Restated Articles becoming effective pursuant to the NRS (the “Effective Time”), the shares of Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as (i) X (as defined below) number of shares of Series A GCI Group Common Stock, par value $0.01 per share (“Series A GCI Group Common Stock”), (ii) Y (as defined below) number of shares of Series B GCI Group Common Stock, par value $0.01 per share (“Series B GCI Group Common Stock”), and (iii) Z (as defined below) number of shares of Series C GCI Group Common Stock, par value $0.01 per share (“Series C GCI Group Common Stock” and together with the Series A GCI Group Common Stock and Series B GCI Group Common Stock, the “GCI Group Common Stock”), in each case without any action by the holder thereof. As used in this paragraph, “X” means the product of the number of shares of Liberty Broadband Corporation’s Series A Common Stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on [•], 2025, multiplied by the Distribution Ratio, rounded up to the nearest whole share, “Y” means the product of the number of shares of Liberty Broadband Corporation’s Series B Common Stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on [•], 2025, multiplied by the Distribution Ratio, rounded up to the nearest whole share, and “Z” means the product of the number of shares of Liberty Broadband Corporation’s Series C Common Stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on [•], 2025, multiplied by the Distribution Ratio, rounded up to the nearest whole share.

The description of the Common Stock and the Preferred Stock, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article IV.

Section A

COMMON STOCK

1.             General.

One hundred million (100,000,000) shares of Common Stock will be of a series designated Series A GCI Group Common Stock, three million seven hundred fifty thousand (3,750,000) shares of Common Stock will be of a series designated Series B GCI Group Common Stock, and one hundred million (100,000,000) shares of Common Stock will be of a series designated Series C GCI Group Common Stock. One hundred million (100,000,000) shares of Common Stock will be of a series designated Series A Ventures Group Common Stock, par value $0.01 per share (“Series A Ventures Group Common Stock”), three million seven hundred fifty thousand (3,750,000) shares of Common Stock will be of a series designated Series B Ventures Group Common Stock, par value $0.01 per share (“Series B Ventures Group Common Stock”), and two hundred fifty million (250,000,000) shares of Common Stock will be of a series designated Series C Ventures Group Common Stock, par value $0.01 per share (“Series C Ventures Group Common Stock” and together with the Series A Ventures Group Common Stock and Series B Ventures Group Common Stock, the “Ventures Group Common Stock”).

2.            GCI Group Common Stock and Ventures Group Common Stock.

Each share of Series A GCI Group Common Stock, Series B GCI Group Common Stock and Series C GCI Group Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

Each share of Series A Ventures Group Common Stock, Series B Ventures Group Common Stock and Series C Ventures Group Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

(a)            Voting Powers.

(i)            Series A GCI Group Common Stock, Series B GCI Group Common Stock, Series A Ventures Group Common Stock and Series B Ventures Group Common Stock. Holders of Series A GCI Group Common Stock will be entitled to one (1) vote for each share of such stock held of record, holders of Series B GCI Group Common Stock will be entitled to ten (10) votes for each share of such stock held of record, holders of Series A Ventures Group Common Stock will be entitled to one (1) vote for each share of such stock held of record and holders of Series B Ventures Group Common Stock will be entitled to ten (10) votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock or Preferred Stock, or as a separate series of Common Stock or Preferred Stock, or otherwise).

(ii)           Series C GCI Group Common Stock and Series C Ventures Group Common Stock. Holders of Series C GCI Group Common Stock and holders of Series C Ventures Group Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Nevada. If a vote of the holders of Series C GCI Group Common Stock or Series C Ventures Group Common Stock should at any time be required by the laws of the State of Nevada on any matter, the holders of Series C GCI Group Common Stock or Series C Ventures Group Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each such share held of record.

(iii)          Voting Generally. Except (A) as may otherwise be provided in these Restated Articles, (B) as may otherwise be required by the laws of the State of Nevada or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A GCI Group Common Stock, the holders of shares of Series B GCI Group Common Stock, the holders of shares of Series A Ventures Group Common Stock, the holders of shares of Series B Ventures Group Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation, will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to these Restated Articles required to be voted on by the stockholders of the Corporation that (I) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (II) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock, as the case may be, then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C GCI Group Common Stock and/or the holders of the Series C Ventures Group Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by these Restated Articles, the laws of the State of Nevada or any Preferred Stock Designation. For the avoidance of doubt, except as may otherwise be required by the laws of the State of Nevada the holders of outstanding shares of capital stock of the Corporation holding the requisite amount of voting power may validly approve a proposal that has been submitted by the Board of Directors to the stockholders for approval to amend these Restated Articles in any manner that affects one or more classes or series of capital stock of the Corporation that has been authorized pursuant to these Restated Articles even if no shares of such class or series of authorized capital stock is outstanding as of the date of such approval by the holders of the outstanding shares of capital stock.

(iv)          Special Voting Rights in Connection with Dispositions.

(A)            If the Board of Directors, at its election, determines to seek the approval of the holders of GCI Group Voting Securities entitled to vote thereon to classify a proposed GCI Group Disposition as an Exempt GCI Group Disposition, then such proposed GCI Group Disposition will constitute an Exempt GCI Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of GCI Group Voting Securities representing a majority of the aggregate voting power of GCI Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(B)            If the Board of Directors, at its election, determines to seek the approval of the holders of Ventures Group Voting Securities entitled to vote thereon to classify a proposed Ventures Group Disposition as an Exempt Ventures Group Disposition, then such proposed Ventures Group Disposition will constitute an Exempt Ventures Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Ventures Group Voting Securities representing a majority of the aggregate voting power of Ventures Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(C)            Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of these Restated Articles or the NRS to be taken with respect to the applicable Disposition.

(v)            Special Voting Rights in Connection with Certain Redemptions.

(A)            If the Corporation proposes to redeem outstanding shares of GCI Group Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of GCI Group Voting Securities representing a majority of the aggregate voting power of GCI Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “GCI Group Redemption Stockholder Approval”).

(B)            If the Corporation proposes to redeem outstanding shares of Ventures Group Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Ventures Group Voting Securities representing a majority of the aggregate voting power of Ventures Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “Ventures Group Redemption Stockholder Approval”).

(C)            Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the NRS to be taken with respect to the applicable redemption.

(b)            Conversion Rights.

(i)       (A)       Conversion of Series B GCI Group Common Stock into Series A GCI Group Common Stock; Other. Each share of Series B GCI Group Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A GCI Group Common Stock. Any such conversion may be effected by any holder of Series B GCI Group Common Stock by surrendering such holder’s certificate or certificates (if any) representing the Series B GCI Group Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B GCI Group Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B GCI Group Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B GCI Group Common Stock and stating the name or names in which such holder desires the shares of Series A GCI Group Common Stock to be issued and, if the shares of Series B GCI Group Common Stock to be converted are certificated and less than all of the shares of Series B GCI Group Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B GCI Group Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (I) if the applicable shares of Series A GCI Group Common Stock are certificated, issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A GCI Group Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B GCI Group Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B GCI Group Common Stock not converted, or (II) if the applicable shares of Series A GCI Group Common Stock are uncertificated, issue and deliver to such holder or such holder’s nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A GCI Group Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A GCI Group Common Stock on that date. A number of shares of Series A GCI Group Common Stock equal to the number of shares of Series B GCI Group Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B GCI Group Common Stock as provided herein. Shares of Series A GCI Group Common Stock and shares of Series C GCI Group Common Stock will not be convertible at the option of the holder into shares of any other series of GCI Group Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Series A GCI Group Common Stock upon conversion of shares of Series B GCI Group Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Series A GCI Group Common Stock in a name other than that in which the shares of Series B GCI Group Common Stock so converted were registered and no such issuance or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

GCI Group Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(B)            Conversion of Series B Ventures Group Common Stock into Series A Ventures Group Common Stock; Other. Each share of Series B Ventures Group Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Ventures Group Common Stock. Any such conversion may be effected by any holder of Series B Ventures Group Common Stock by surrendering such holder’s certificate or certificates (if any) representing the Series B Ventures Group Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Ventures Group Common Stock, or by delivering to the Corporation or its transfer agent an appropriate instrument or instruction if the shares of Series B Ventures Group Common Stock to be converted are uncertificated, in either case, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Ventures Group Common Stock and stating the name or names in which such holder desires the shares of Series A Ventures Group Common Stock to be issued and, if the shares of Series B Ventures Group Common Stock to be converted are certificated and less than all of the shares of Series B Ventures Group Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Ventures Group Common Stock to be issued. Any certificate representing shares surrendered for conversion, or any appropriate instrument or instruction delivered in the case of uncertificated shares, in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will, (I) if the applicable shares of Series A Ventures Group Common Stock are certificated, issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Ventures Group Common Stock to which such holder will be entitled as herein provided and if less than all of the shares of Series B Ventures Group Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Ventures Group Common Stock not converted, or (II) if the applicable shares of Series A Ventures Group Common Stock are uncertificated, issue and deliver to such holder or such holder’s nominee or nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), an appropriate instrument or instruction (if applicable), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Ventures Group Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Ventures Group Common Stock on that date. A number of shares of Series A Ventures Group Common Stock equal to the number of shares of Series B Ventures Group Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Ventures Group Common Stock as provided herein. Shares of Series A Ventures Group Common Stock and shares of Series C Ventures Group Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Series A Ventures Group Common Stock upon conversion of shares of Series B Ventures Group Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of Series A Ventures Group Common Stock in a name other than that in which the shares of Series B Ventures Group Common Stock so converted were registered and no such issuance or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Ventures Group Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(ii)           Conversion of GCI Group Common Stock into Ventures Group Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A GCI Group Common Stock, will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Ventures Group Common Stock equal to the GCI/Ventures Group Optional Conversion Ratio, (II) each share of Series B GCI Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Ventures Group Common Stock equal to the GCI/Ventures Group Optional Conversion Ratio, and (III) each share of Series C GCI Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Ventures Group Common Stock equal to the GCI/Ventures Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(ii), the “GCI/Ventures Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the GCI Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Ventures Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of GCI Group Common Stock into Ventures Group Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on a GCI Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the GCI/Ventures Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the GCI/Ventures Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of GCI Group Common Stock into shares of Ventures Group Common Stock, a new GCI Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

(D)            The Corporation will not convert shares of a series of GCI Group Common Stock into shares of Ventures Group Common Stock pursuant to this paragraph (b)(ii), without converting all outstanding shares of each series of GCI Group Common Stock into shares of Ventures Group Common Stock, in each case, in accordance with this paragraph (b)(ii).

(iii)          Conversion of Ventures Group Common Stock into GCI Group Common Stock at the Option of the Corporation.

(A)            At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A GCI Group Common Stock equal to the Ventures/GCI Group Optional Conversion Ratio, (II) each share of Series B Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B GCI Group Common Stock equal to the Ventures/GCI Group Optional Conversion Ratio, and (III) each share of Series C Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C GCI Group Common Stock equal to the Ventures/GCI Group Optional Conversion Ratio.

(B)            For purposes of this paragraph (b)(iii), the “Ventures/GCI Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Ventures Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the GCI Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)            If the Corporation determines to convert shares of Ventures Group Common Stock into GCI Group Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on a Ventures Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Ventures/GCI Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Ventures/GCI Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Ventures Group Common Stock into shares of GCI Group Common Stock, a new Ventures Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

(D)            The Corporation will not convert shares of a series of Ventures Group Common Stock into shares of GCI Group Common Stock pursuant to this paragraph (b)(iii), without converting all outstanding shares of each series of Ventures Group Common Stock into shares of GCI Group Common Stock, in each case, in accordance with this paragraph (b)(iii).

(c)           Dividends Generally.

(i)            Dividends on GCI Group Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the GCI Group Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the GCI Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of GCI Group Common Stock, the Corporation will also pay to the holders of each other series of GCI Group Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of GCI Group Common Stock, such that the dividend paid on each share of GCI Group Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of GCI Group Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of GCI Group Common Stock as provided in paragraph (d)(i) of this Section A.2.

If the GCI Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the GCI Group Common Stock, then concurrently with the payment of any dividend on the outstanding shares of GCI Group Common Stock:

(A)            if such dividend consists of cash, securities (other than shares of GCI Group Common Stock or Ventures Group Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “GCI Group Inter-Group Dividend”) to the Ventures Group, to the extent that the Ventures Group has a Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(i), an aggregate amount of cash, securities or other assets, or a combination thereof (the “GCI Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of GCI Group Common Stock, as determined by the Board of Directors, or (II) increase the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the GCI Group Inter-Group Dividend Amount, by (y) the Fair Value of the GCI Group Reference Share as of the “ex” date or any similar date for such dividend;

(B)            if such dividend consists of shares of GCI Group Common Stock, the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest as of the record date for such dividend, by (y) the GCI Group Share Distribution Ratio applicable to such dividend; or

(C)            if such dividend consists of shares of Ventures Group Common Stock, subject to paragraph (d)(i)(B), the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Ventures Group Common Stock distributed to holders of GCI Group Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest as of the record date for such dividend, by (y) the Ventures Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (e)(ii) of this Section A.2. in connection with a GCI Group Disposition, the GCI Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of GCI Group Common Stock converted into Ventures Group Common Stock, in connection with such GCI Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of GCI Group Common Stock received in connection with such GCI Group Disposition.

A GCI Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(ii)            Dividends on Ventures Group Common Stock. Subject to the applicable terms of any Preferred Stock Designation, dividends on the Ventures Group Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Ventures Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Ventures Group Common Stock, the Corporation will also pay to the holders of each other series of Ventures Group Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Ventures Group Common Stock, such that the dividend paid on each share of Ventures Group Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Ventures Group Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Ventures Group Common Stock as provided in paragraph (d)(ii) of this Section A.2.

If the Ventures Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Ventures Group Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Ventures Group Common Stock:

(A)            if such dividend consists of cash, securities (other than shares of Ventures Group Common Stock or GCI Group Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “Ventures Group Inter-Group Dividend”) to the GCI Group, to the extent that the GCI Group has a Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(ii), an aggregate amount of cash, securities or other assets, or a combination thereof (the “Ventures Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Ventures Group Common Stock, as determined by the Board of Directors, or (II) increase the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Ventures Group Inter-Group Dividend Amount, by (y) the Fair Value of the Ventures Group Reference Share as of the “ex” date or any similar date for such dividend;

(B)            if such dividend consists of shares of Ventures Group Common Stock, the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the Ventures Group Share Distribution Ratio applicable to such dividend; or

(C)            if such dividend consists of shares of GCI Group Common Stock, subject to paragraph (d)(ii)(B), the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of GCI Group Common Stock distributed to holders of Ventures Group Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the GCI Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (f)(ii) of this Section A.2. in connection with a Ventures Group Disposition, the Ventures Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Ventures Group Common Stock converted into GCI Group Common Stock, as applicable, in connection with such Ventures Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Ventures Group Common Stock received in connection with such Ventures Group Disposition.

A Ventures Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(iii)          Discrimination Between or Among Series of Common Stock. Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of GCI Group Common Stock or Ventures Group Common Stock, or all such series, and in equal or unequal amounts, or only on the GCI Group Common Stock or the Ventures Group Common Stock (subject to applicable law), notwithstanding the relationship between or among the GCI Group Available Dividend Amount and the Ventures Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the GCI Group Common Stock or the Ventures Group Common Stock, or any other factor.

(d)           Share Distributions.

(i)            Distributions on Series A GCI Group Common Stock, Series B GCI Group Common Stock and Series C GCI Group Common Stock. If at any time a Share Distribution is to be made with respect to the Series A GCI Group Common Stock, Series B GCI Group Common Stock or Series C GCI Group Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C GCI Group Common Stock) may be declared and paid to holders of Series A GCI Group Common Stock, Series B GCI Group Common Stock and Series C GCI Group Common Stock, on an equal per share basis; or (II) shares of Series A GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A GCI Group Common Stock) may be declared and paid to holders of Series A GCI Group Common Stock, shares of Series B GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B GCI Group Common Stock) may be declared and paid to holders of Series B GCI Group Common Stock and shares of Series C GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C GCI Group Common Stock) may be declared and paid to holders of Series C GCI Group Common Stock, in each case, on an equal per share basis;

(B)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Ventures Group Common Stock) may be declared and paid to holders of Series A GCI Group Common Stock, Series B GCI Group Common Stock and Series C GCI Group Common Stock, on an equal per share basis; or (II) shares of Series A Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Ventures Group Common Stock) may be declared and paid to holders of Series A GCI Group Common Stock, shares of Series B Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Ventures Group Common Stock) may be declared and paid to holders of Series B GCI Group Common Stock and shares of Series C Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Ventures Group Common Stock) may be declared and paid to holders of Series C GCI Group Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Ventures Group Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Ventures Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the GCI Group, plus (z) if the GCI Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Ventures Group Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Ventures Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest; or

(C)            a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than GCI Group Common Stock or Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of GCI Group Common Stock or Ventures Group Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (I) identical securities, on an equal per share basis, to holders of each series of GCI Group Common Stock, (II) separate classes or series of securities, on an equal per share basis, to the holders of each series of GCI Group Common Stock or (III) a separate class or series of securities to the holders of one or more series of GCI Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of GCI Group Common Stock; provided, that in the case of clauses (II) and (III), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B GCI Group Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of GCI Group Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A GCI Group Common Stock, the Series B GCI Group Common Stock and the Series C GCI Group Common Stock, and (2) in the event the securities to be received by the holders of shares of GCI Group Common Stock other than the Series B GCI Group Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of GCI Group Common Stock (other than the Series B GCI Group Common Stock) (x) as the Board of Directors determines or (y) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of GCI Group Common Stock (other than the Series B GCI Group Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of GCI Group Common Stock, as compared to the other series of GCI Group Common Stock (other than the Series B GCI Group Common Stock).

(ii)           Distributions on Series A Ventures Group Common Stock, Series B Ventures Group Common Stock and Series C Ventures Group Common Stock. If at any time a Share Distribution is to be made with respect to the Series A Ventures Group Common Stock, Series B Ventures Group Common Stock or Series C Ventures Group Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Ventures Group Common Stock) may be declared and paid to holders of Series A Ventures Group Common Stock, Series B Ventures Group Common Stock and Series C Ventures Group Common Stock, on an equal per share basis; or (II) shares of Series A Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Ventures Group Common Stock) may be declared and paid to holders of Series A Ventures Group Common Stock, shares of Series B Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Ventures Group Common Stock) may be declared and paid to holders of Series B Ventures Group Common Stock and shares of Series C Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Ventures Group Common Stock) may be declared and paid to holders of Series C Ventures Group Common Stock, in each case, on an equal per share basis;

(B)            a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series C GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C GCI Group Common Stock) may be declared and paid to holders of Series A Ventures Group Common Stock, Series B Ventures Group Common Stock and Series C Ventures Group Common Stock, on an equal per share basis; or (II) shares of Series A GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A GCI Group Common Stock) may be declared and paid to holders of Series A Ventures Group Common Stock, shares of Series B GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B GCI Group Common Stock) may be declared and paid to holders of Series B Ventures Group Common Stock and shares of Series C GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C GCI Group Common Stock) may be declared and paid to holders of Series C Ventures Group Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of GCI Group Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of GCI Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Ventures Group, plus (z) if the Ventures Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of GCI Group Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the GCI Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest; or

(C)            a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Ventures Group Common Stock or GCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Ventures Group Common Stock or GCI Group Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (I) identical securities, on an equal per share basis, to holders of each series of Ventures Group Common Stock, (II) separate classes or series of securities, on an equal per share basis, to the holders of each series of Ventures Group Common Stock or (III) a separate class or series of securities to the holders of one or more series of Ventures Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Ventures Group Common Stock; provided, that in the case of clauses (II) and (III), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Ventures Group Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Ventures Group Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Ventures Group Common Stock, the Series B Ventures Group Common Stock and the Series C Ventures Group Common Stock, and (2) in the event the securities to be received by the holders of shares of Ventures Group Common Stock other than the Series B Ventures Group Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Ventures Group Common Stock (other than the Series B Ventures Group Common Stock) (x) as the Board of Directors determines or (y) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Ventures Group Common Stock (other than the Series B Ventures Group Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Ventures Group Common Stock, as compared to the other series of Ventures Group Common Stock (other than the Series B Ventures Group Common Stock).

(e)           Redemption and Other Provisions Relating to the GCI Group Common Stock.

(i)            Redemption for Securities of one or more GCI Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the GCI Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the NRS in respect of such redemption, if any) to the Corporation having received the GCI Group Redemption Stockholder Approval (and, to the extent applicable, the Ventures Group Redemption Stockholder Approval), redeem outstanding shares of GCI Group Common Stock (such shares of GCI Group Common Stock to be redeemed, the “GCI Group Redemption Shares”) for securities of such Subsidiary (a “Distributed GCI Group Subsidiary”), as provided herein. The number of GCI Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of GCI Group Common Stock as of the GCI Group Redemption Selection Date, by (B) the percentage of the Fair Value of the GCI Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed GCI Group Subsidiary which is attributable to the GCI Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed GCI Group Subsidiary to be delivered (the “GCI Group Distribution Subsidiary Securities”) in redemption of the GCI Group Redemption Shares will be equal to: (I) if the Board of Directors makes a GCI Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (a) the number of securities of the Distributed GCI Group Subsidiary owned by the Corporation and (b) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed GCI Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed GCI Group Subsidiary which is attributable to the GCI Group (subject to adjustment to reflect the effects of a GCI Group Inter-Group Redemption Election) (such product, the “Distributable GCI Group Subsidiary Securities”), by (y) the GCI Group Outstanding Interest Fraction, in each case, as of the GCI Group Redemption Selection Date, or (II) if the Board of Directors does not make a GCI Group Inter-Group Redemption Election, all of the Distributable GCI Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed GCI Group Subsidiary to be delivered in redemption of each GCI Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (1) the number of GCI Group Distribution Subsidiary Securities, by (2) the number of GCI Group Redemption Shares.

If the GCI Group Outstanding Interest Fraction is less than one (1) on the GCI Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a “GCI Group Inter-Group Redemption Election”), then concurrently with the distribution of the GCI Group Distribution Subsidiary Securities in redemption of GCI Group Redemption Shares, the Corporation will attribute to the Ventures Group an aggregate number of Distributable GCI Group Subsidiary Securities (the “GCI Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable GCI Group Subsidiary Securities and the number of GCI Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a GCI Group Inter-Group Redemption Election is made, then: (x) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (y) the attribution of GCI Group Inter-Group Interest Subsidiary Securities to be made to the Ventures Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of GCI Group Inter-Group Interest Subsidiary Securities to the Ventures Group; and (z) the Board of Directors may determine that the GCI Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Ventures Group will be distributed to holders of shares of Ventures Group Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(C) of this Section A.2.

If at the time of a redemption of GCI Group Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of GCI Group Common Stock that would become convertible into or exercisable or exchangeable for Distributable GCI Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed GCI Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed GCI Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of GCI Group Redemption Shares, the number of GCI Group Distribution Subsidiary Securities and the number of GCI Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest) to take into account the securities of the Distributed GCI Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of GCI Group Common Stock are to be redeemed in accordance with this paragraph (e)(i) for GCI Group Distribution Subsidiary Securities, then (a) the number of shares of each series of GCI Group Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of GCI Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of GCI Group Common Stock, in each case, outstanding as of the GCI Group Redemption Selection Date, and (b) the outstanding shares of each series of GCI Group Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of GCI Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed GCI Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to the Ventures Group, then (i) such Distributed GCI Group Subsidiary will also be deemed a Distributed Ventures Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed GCI Group Subsidiary also holds assets and liabilities of the Ventures Group) and (ii) in connection with the redemption of GCI Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Ventures Group Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed GCI Group Subsidiary is also a Distributed Ventures Group Subsidiary), subject to the Corporation obtaining the GCI Group Redemption Stockholder Approval and the Ventures Group Redemption Stockholder Approval. In connection with any such redemption of GCI Group Common Stock and/or Ventures Group Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the GCI Group Redemption Shares and/or the Ventures Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (A) with the holders of GCI Group Redemption Shares to receive GCI Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the GCI Group held by such Subsidiary and/or (B) with holders of Ventures Group Redemption Shares to receive Ventures Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Ventures Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed GCI Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i), as applicable.

Any redemption pursuant to this paragraph (e)(i) will occur on a GCI Group Redemption Date set forth in a notice to holders of GCI Group Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of GCI Group Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

In effecting a redemption of GCI Group Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of GCI Group Common Stock in exchange for a single class or series of securities of the Distributed GCI Group Subsidiary without distinction among series of GCI Group Common Stock, on an equal per share basis, (y) redeem shares of each series of GCI Group Common Stock in exchange for separate classes or series of securities of the Distributed GCI Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of GCI Group Common Stock in exchange for a separate class or series of securities of the Distributed GCI Group Subsidiary and, on an equal per share basis, redeem shares of all other series of GCI Group Common Stock in exchange for a different class or series of securities of the Distributed GCI Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B GCI Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of GCI Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A GCI Group Common Stock, the Series B GCI Group Common Stock and the Series C GCI Group Common Stock, and (2) in the event the securities to be received by the holders of shares of GCI Group Common Stock other than the Series B GCI Group Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of GCI Group Common Stock (other than the Series B GCI Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of GCI Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of GCI Group Common Stock, other than the Series B GCI Group Common Stock) of such series of GCI Group Common Stock. If the Board of Directors has made a GCI Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed GCI Group Subsidiary comprising the GCI Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Ventures Group will be made by the Board of Directors in its discretion.

(ii)           Mandatory Dividend, Redemption or Conversion in Case of GCI Group Disposition. In the event of a GCI Group Disposition (other than an Exempt GCI Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such GCI Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A)          Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of GCI Group Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the GCI Group Allocable Net Proceeds of such GCI Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(i) and (d)(i) of this Section A.2.; or

(B)           Provided that there are assets of the Corporation legally available therefor and the GCI Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)             if such GCI Group Disposition involves all (not merely substantially all) of the assets of the GCI Group, the Corporation may redeem all outstanding shares of each series of GCI Group Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the GCI Group Allocable Net Proceeds of such GCI Group Disposition as of the GCI Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of GCI Group Common Stock outstanding as of the GCI Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

(II)            if such GCI Group Disposition involves substantially all (but not all) of the assets of the GCI Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the GCI Group Allocable Net Proceeds of such GCI Group Disposition as of the GCI Group Redemption Selection Date (the “GCI Group Redemption Amount”) to the redemption of outstanding shares of each series of GCI Group Common Stock, such GCI Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of GCI Group Common Stock in the ratio of (x) the number of shares of such series outstanding as of the GCI Group Redemption Selection Date to (y) the aggregate number of shares of all series of GCI Group Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the GCI Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the GCI Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such GCI Group Disposition; provided that, if following the foregoing allocation there remains any amount of the GCI Group Redemption Amount which is not being applied to the redemption of shares of a series of GCI Group Common Stock, then such excess amount will be allocated to the redemption of shares of each series of GCI Group Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the GCI Group Redemption Amount. The outstanding shares of a series of GCI Group Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)          The Corporation may convert each outstanding share of Series A GCI Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Ventures Group Common Stock, each outstanding share of Series B GCI Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Ventures Group Common Stock, and each outstanding share of Series C GCI Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Ventures Group Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the GCI Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such GCI Group Disposition, to (II) the Average Market Value of the Ventures Group Reference Share over the same 10-Trading Day period; or

(D)          The Corporation may combine the conversion of a portion of the outstanding shares of GCI Group Common Stock into Ventures Group Common Stock as contemplated by clause (C) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of GCI Group Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of these Restated Articles referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of GCI Group Common Stock to be converted into fully paid and non-assessable shares of Ventures Group Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of GCI Group Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of GCI Group Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the GCI Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the GCI Group Allocable Net Proceeds of such GCI Group Disposition as of, in the case of a dividend, the record date for determining the holders of GCI Group Common Stock entitled to receive such dividend and, in the case of a redemption, the GCI Group Redemption Selection Date (in the case of a partial redemption) or the GCI Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of GCI Group Common Stock in connection with such GCI Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of GCI Group Common Stock to be converted into shares of Ventures Group Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of GCI Group Common Stock outstanding as of the record date, GCI Group Redemption Selection Date or GCI Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of GCI Group Common Stock, if the GCI Group Disposition was of all (not merely substantially all) of the assets of the GCI Group, then all remaining outstanding shares of GCI Group Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the GCI Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of GCI Group Common Stock, if the GCI Group Disposition was of substantially all (but not all) of the assets of the GCI Group, then the number of shares of each series of GCI Group Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the GCI Group Redemption Amount referred to therein the portion of the GCI Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the GCI Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of GCI Group Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of GCI Group Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of GCI Group Common Stock outstanding as of the GCI Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

For purposes of this paragraph (e)(ii):

(1)           as of any date, “substantially all of the assets of the GCI Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the GCI Group as of such date;

(2)           in the case of a GCI Group Disposition of assets in a series of related transactions, such GCI Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)           if the Board of Directors seeks the approval of the holders of GCI Group Voting Securities entitled to vote thereon to qualify a GCI Group Disposition as an Exempt GCI Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such GCI Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such GCI Group Disposition as an Exempt GCI Group Disposition;

(4)           in the event of a redemption of a portion of the outstanding shares of GCI Group Common Stock pursuant to clause (B)(II) or clause (D) of this paragraph (e)(ii) at a time when the GCI Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “GCI Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the Ventures Group concurrently with such redemption an aggregate amount (the “GCI Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the GCI Group Net Proceeds and (y) the portion of the GCI Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest” in paragraph (i) of this Section A.2. The GCI Group Inter-Group Redemption Amount will be attributed to the Ventures Group as of the GCI Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

(5)           if at the time of a GCI Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of GCI Group Common Stock that would give the holders thereof the right to receive any consideration related to such GCI Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the GCI Group Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of GCI Group Common Stock and/or, if applicable, (y) the GCI Group Inter-Group Redemption Amount and the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest as it deems appropriate to take into account the GCI Group Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)           the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (e)(ii) payable to the holders of GCI Group Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the GCI Group Disposition; and

(7)           if all or any portion of the redemption price referred to in clause (B) or clause (D) of this paragraph (e)(ii) payable to the holders of GCI Group Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of GCI Group Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of GCI Group Common Stock or (z) a separate class or series of securities to the holders of one or more series of GCI Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of GCI Group Common Stock; provided, that, in the case of clauses (y) and (z), (a) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B GCI Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of GCI Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A GCI Group Common Stock, the Series B GCI Group Common Stock and the Series C GCI Group Common Stock and (b) in the event the securities to be received by the holders of shares of GCI Group Common Stock other than the Series B GCI Group Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of GCI Group Common Stock (other than the Series B GCI Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of GCI Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of GCI Group Common Stock, other than the Series B GCI Group Common Stock) of such series of GCI Group Common Stock.

(iii)          Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of GCI Group Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any GCI Group Conversion Date or GCI Group Redemption Date on which all outstanding shares of GCI Group Common Stock were converted or redeemed, any share of GCI Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of GCI Group Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $0.01 per share in cash.

(iv)          General.

(A)          Not later than the 10th Trading Day following the consummation of a GCI Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the GCI Group Net Proceeds of such GCI Group Disposition, (y) whether the GCI Group Disposition qualifies as an Exempt GCI Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such GCI Group Disposition as an Exempt GCI Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of GCI Group Voting Securities entitled to vote thereon to qualify such GCI Group Disposition as an Exempt GCI Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such GCI Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such GCI Group Disposition as an Exempt GCI Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)             which of the actions specified in clause (A), (B), (C) or (D) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)            as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (e)(ii), the GCI Group Redemption Selection Date for the redemption of shares of GCI Group Common Stock pursuant to clause (B)(II) or clause (D) of paragraph (e)(ii) or the GCI Group Conversion Selection Date for the partial conversion of shares of GCI Group Common Stock pursuant to clause (D) of paragraph (e)(ii), which record date, GCI Group Redemption Selection Date or GCI Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)          the anticipated dividend payment date, GCI Group Redemption Date and/or GCI Group Conversion Date, which in each case, will not be more than 85 Trading Days following such GCI Group Disposition; and

(IV)          unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of GCI Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified GCI Group Redemption Selection Date or GCI Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of GCI Group Common Stock, in whole or in part, pursuant to clause (B) or clause (D) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of GCI Group Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the GCI Group Redemption Date or GCI Group Conversion Date, as applicable:

(1)            the GCI Group Redemption Date or GCI Group Conversion Date;

(2)            the number of shares of GCI Group Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of GCI Group Common Stock will be redeemed or converted and the series of Ventures Group Common Stock issuable to the holders of each series of GCI Group Common Stock upon any such conversion;

(3)            in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of GCI Group Common Stock, the kind and amount of per share consideration to be received with respect to each share of GCI Group Common Stock to be redeemed or converted and the GCI Group Outstanding Interest Fraction as of the date of such notice;

(4)            with respect to a partial redemption under clause (B)(II) or clause (D) of paragraph (e)(ii), if the Board of Directors has made a GCI Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, as of the GCI Group Redemption Selection Date and the portion of the GCI Group Inter-Group Redemption Amount attributable to the Ventures Group, if applicable;

(5)            with respect to a dividend under clause (A) or (D) of paragraph (e)(ii), the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, as of the record date for the dividend and the portion of the GCI Group Inter-Group Dividend Amount attributable to the Ventures Group, if applicable; and

(6)            instructions as to how shares of GCI Group Common Stock may be surrendered for redemption or conversion.

(B)          In the event of any conversion of shares of GCI Group Common Stock pursuant to paragraph (b)(ii) of this Section A.2., not less than 10 days prior to the GCI Group Conversion Date, the Corporation will announce publicly by press release:

(I)            that all outstanding shares of GCI Group Common Stock will be converted pursuant to paragraph (b)(ii) of this Section A.2. on the GCI Group Conversion Date;

(II)            the GCI Group Conversion Date, which will not be more than 45 days following the Determination Date;

(III)          a statement that all outstanding shares of GCI Group Common Stock will be converted;

(IV)          the per share number and series of shares of Ventures Group Common Stock to be received with respect to each share of each series of GCI Group Common Stock; and

(V)            instructions as to how shares of GCI Group Common Stock may be surrendered for conversion.

(C)          If the Corporation determines to obtain the GCI Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of GCI Group Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

(I)            that the Corporation intends to redeem shares of GCI Group Common Stock for securities of a Distributed GCI Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the GCI Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)            the number of shares of GCI Group Common Stock to be redeemed or, if applicable, stating that all outstanding shares of GCI Group Common Stock will be redeemed;

(III)          the class or series of securities of the Distributed GCI Group Subsidiary to be received with respect to each share of each series of GCI Group Common Stock to be redeemed and the GCI Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)          if applicable, the GCI Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)            the GCI Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)          if the Board of Directors has made a GCI Group Inter-Group Redemption Election, the number of GCI Group Inter-Group Interest Subsidiary Securities attributable to the Ventures Group, and the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, in each case, used in determining such number and attribution of GCI Group Inter-Group Interest Subsidiary Securities;

(VII)         instructions as to how shares of GCI Group Common Stock may be surrendered for redemption; and

(VIII)        if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of GCI Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified GCI Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this clause (C), the GCI Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the GCI Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)          The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for GCI Group Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of GCI Group Common Stock pursuant to this Section A.2., as applicable.

(E)           All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clause (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the GCI Group Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)           No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of GCI Group Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(D), if the GCI Group Conversion Date or the GCI Group Redemption Date with respect to any shares of GCI Group Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of GCI Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)           Before any holder of shares of GCI Group Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of GCI Group Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of GCI Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of GCI Group Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of GCI Group Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of GCI Group Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of GCI Group Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of GCI Group Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (e) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation’s transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

(H)          From and after any applicable GCI Group Conversion Date or GCI Group Redemption Date, all rights of a holder of shares of GCI Group Common Stock that were converted or redeemed on such GCI Group Conversion Date or GCI Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of GCI Group Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of GCI Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable GCI Group Conversion Date or GCI Group Redemption Date represented shares of GCI Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the GCI Group Common Stock was converted or redeemed until surrender of such holder’s certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the GCI Group Conversion Date or GCI Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a GCI Group Conversion Date or GCI Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of GCI Group Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of GCI Group Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2. or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)            The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of GCI Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2. or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of GCI Group Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of GCI Group Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of GCI Group Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)            Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(f)            Redemption and Other Provisions Relating to the Ventures Group Common Stock.

(i)            Redemption for Securities of one or more Ventures Group Subsidiaries. At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Ventures Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the NRS in respect of such redemption, if any) to the Corporation having received the Ventures Group Redemption Stockholder Approval (and, to the extent applicable, the GCI Group Redemption Stockholder Approval), redeem outstanding shares of Ventures Group Common Stock (such shares of Ventures Group Common Stock to be redeemed, the “Ventures Group Redemption Shares”) for securities of such Subsidiary (a “Distributed Ventures Group Subsidiary”), as provided herein. The number of Ventures Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Ventures Group Common Stock as of the Ventures Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Ventures Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Ventures Group Subsidiary which is attributable to the Ventures Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Ventures Group Subsidiary to be delivered (the “Ventures Group Distribution Subsidiary Securities”) in redemption of the Ventures Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Ventures Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Ventures Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed Ventures Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Ventures Group Subsidiary which is attributable to the Ventures Group (subject to adjustment to reflect the effects of a Ventures Group Inter-Group Redemption Election) (such product, the “Distributable Ventures Group Subsidiary Securities”), by (y) the Ventures Group Outstanding Interest Fraction, in each case, as of the Ventures Group Redemption Selection Date, or (B) if the Board of Directors does not make a Ventures Group Inter-Group Redemption Election, all of the Distributable Ventures Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Ventures Group Subsidiary to be delivered in redemption of each Ventures Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Ventures Group Distribution Subsidiary Securities, by (y) the number of Ventures Group Redemption Shares.

If the Ventures Group Outstanding Interest Fraction is less than one (1) on the Ventures Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a “Ventures Group Inter-Group Redemption Election”), then concurrently with the distribution of the Ventures Group Distribution Subsidiary Securities in redemption of Ventures Group Redemption Shares, the Corporation will attribute to the GCI Group an aggregate number of Distributable Ventures Group Subsidiary Securities (the “Ventures Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable Ventures Group Subsidiary Securities and the number of Ventures Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a Ventures Group Inter-Group Redemption Election is made, then: (x) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (y) the attribution of Ventures Group Inter-Group Interest Subsidiary Securities to be made to the GCI Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Ventures Group Inter-Group Interest Subsidiary Securities to the GCI Group; and (z) the Board of Directors may determine that the Ventures Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the GCI Group will be distributed to holders of shares of GCI Group Common Stock as a Share Distribution pursuant to paragraph (d)(i)(C) of this Section A.2.

If at the time of a redemption of Ventures Group Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Ventures Group Common Stock that would become convertible into or exercisable or exchangeable for Distributable Ventures Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Ventures Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Ventures Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Ventures Group Redemption Shares, the number of Ventures Group Distribution Subsidiary Securities and the number of Ventures Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest) to take into account the securities of the Distributed Ventures Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of Ventures Group Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Ventures Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Ventures Group Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Ventures Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Ventures Group Common Stock, in each case, outstanding as of the Ventures Group Redemption Selection Date, and (2) the outstanding shares of each series of Ventures Group Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Ventures Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed Ventures Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to the GCI Group, then (x) such Distributed Ventures Group Subsidiary will also be deemed a Distributed GCI Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Ventures Group Subsidiary also holds assets and liabilities of the GCI Group) and (y) in connection with the redemption of Ventures Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of GCI Group Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Ventures Group Subsidiary is also a Distributed GCI Group Subsidiary), subject to the Corporation obtaining the Ventures Group Redemption Stockholder Approval and the GCI Group Redemption Stockholder Approval. In connection with any such redemption of GCI Group Common Stock and/or Ventures Group Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the GCI Group Redemption Shares and/or the Ventures Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of GCI Group Redemption Shares to receive GCI Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the GCI Group held by such Subsidiary and/or (II) with holders of Ventures Group Redemption Shares to receive Ventures Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Ventures Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Ventures Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i), as applicable.

Any redemption pursuant to this paragraph (f)(i) will occur on a Ventures Group Redemption Date set forth in a notice to holders of Ventures Group Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Ventures Group Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

In effecting a redemption of Ventures Group Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Ventures Group Common Stock in exchange for a single class or series of securities of the Distributed Ventures Group Subsidiary without distinction among series of Ventures Group Common Stock, on an equal per share basis, (y) redeem shares of each series of Ventures Group Common Stock in exchange for separate classes or series of securities of the Distributed Ventures Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Ventures Group Common Stock in exchange for a separate class or series of securities of the Distributed Ventures Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Ventures Group Common Stock in exchange for a different class or series of securities of the Distributed Ventures Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Ventures Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Ventures Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Ventures Group Common Stock, the Series B Ventures Group Common Stock and the Series C Ventures Group Common Stock, and (2) in the event the securities to be received by the holders of shares of Ventures Group Common Stock other than the Series B Ventures Group Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Ventures Group Common Stock (other than the Series B Ventures Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Ventures Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Ventures Group Common Stock, other than the Series B Ventures Group Common Stock) of such series of Ventures Group Common Stock. If the Board of Directors has made a Ventures Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Ventures Group Subsidiary comprising the Ventures Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the GCI Group will be made by the Board of Directors in its discretion.

(ii)           Mandatory Dividend, Redemption or Conversion in Case of Ventures Group Disposition. In the event of a Ventures Group Disposition (other than an Exempt Ventures Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Ventures Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A)          Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Ventures Group Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(ii) and (d)(ii) of this Section A.2.; or

(B)           Provided that there are assets of the Corporation legally available therefor and the Ventures Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)             if such Ventures Group Disposition involves all (not merely substantially all) of the assets of the Ventures Group, the Corporation may redeem all outstanding shares of each series of Ventures Group Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the Ventures Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Ventures Group Common Stock outstanding as of the Ventures Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

(II)            if such Ventures Group Disposition involves substantially all (but not all) of the assets of the Ventures Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the Ventures Group Redemption Selection Date (the “Ventures Group Redemption Amount”) to the redemption of outstanding shares of each series of Ventures Group Common Stock, such Ventures Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Ventures Group Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Ventures Group Redemption Selection Date to (y) the aggregate number of shares of all series of Ventures Group Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Ventures Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Ventures Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Ventures Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Ventures Group Redemption Amount which is not being applied to the redemption of shares of a series of Ventures Group Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Ventures Group Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Ventures Group Redemption Amount. The outstanding shares of a series of Ventures Group Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)           The Corporation may convert each outstanding share of Series A Ventures Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A GCI Group Common Stock, each outstanding share of Series B Ventures Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B GCI Group Common Stock, and each outstanding share of Series C Ventures Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C GCI Group Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Ventures Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Ventures Group Disposition, to (II) the Average Market Value of the GCI Group Reference Share over the same 10-Trading Day period; or

(D)          The Corporation may combine the conversion of a portion of the outstanding shares of Ventures Group Common Stock into GCI Group Common Stock as contemplated by clause (C) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Ventures Group Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of these Restated Articles referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of Ventures Group Common Stock to be converted into fully paid and non-assessable shares of GCI Group Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Ventures Group Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Ventures Group Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of, in the case of a dividend, the record date for determining the holders of Ventures Group Common Stock entitled to receive such dividend and, in the case of a redemption, the Ventures Group Redemption Selection Date (in the case of a partial redemption) or the Ventures Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Ventures Group Common Stock in connection with such Ventures Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Ventures Group Common Stock to be converted into shares of GCI Group Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of Ventures Group Common Stock outstanding as of the record date, Ventures Group Redemption Selection Date or Ventures Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Ventures Group Common Stock, if the Ventures Group Disposition was of all (not merely substantially all) of the assets of the Ventures Group, then all remaining outstanding shares of Ventures Group Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Ventures Group Common Stock, if the Ventures Group Disposition was of substantially all (but not all) of the assets of the Ventures Group, then the number of shares of each series of Ventures Group Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Ventures Group Redemption Amount referred to therein the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Ventures Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Ventures Group Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Ventures Group Common Stock outstanding as of the Ventures Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

For purposes of this paragraph (f)(ii):

(1)            as of any date, “substantially all of the assets of the Ventures Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Ventures Group as of such date;

(2)            in the case of a Ventures Group Disposition of assets in a series of related transactions, such Ventures Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)            if the Board of Directors seeks the approval of the holders of Ventures Group Voting Securities entitled to vote thereon to qualify a Ventures Group Disposition as an Exempt Ventures Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Ventures Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition;

(4)            in the event of a redemption of a portion of the outstanding shares of Ventures Group Common Stock pursuant to clause (B)(II) or clause (D) of this paragraph (f)(ii) at a time when the Ventures Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “Ventures Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the GCI Group concurrently with such redemption an aggregate amount (the “Ventures Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Ventures Group Net Proceeds and (y) the portion of the Ventures Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest” in paragraph (i) of this Section A.2. The Ventures Group Inter-Group Redemption Amount will be attributed to the GCI Group as of the Ventures Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

(5)            if at the time of a Ventures Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Ventures Group Common Stock that would give the holders thereof the right to receive any consideration related to such Ventures Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Ventures Group Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Ventures Group Common Stock and/or, if applicable, (y) the Ventures Group Inter-Group Redemption Amount and the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as it deems appropriate to take into account the Ventures Group Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)            the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (f)(ii) payable to the holders of Ventures Group Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clause (A), (B) or (D) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Ventures Group Disposition; and

(7)            if all or any portion of the redemption price referred to in clause (B) or clause (D) of this paragraph (f)(ii) payable to the holders of Ventures Group Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Ventures Group Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Ventures Group Common Stock or (z) a separate class or series of securities to the holders of one or more series of Ventures Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Ventures Group Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Ventures Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Ventures Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Ventures Group Common Stock, the Series B Ventures Group Common Stock and the Series C Ventures Group Common Stock and (2) in the event the securities to be received by the holders of shares of Ventures Group Common Stock other than the Series B Ventures Group Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Ventures Group Common Stock (other than the Series B Ventures Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Ventures Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Ventures Group Common Stock, other than the Series B Ventures Group Common Stock) of such series of Ventures Group Common Stock.

(iii)          Certain Provisions Respecting Convertible Securities. Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Ventures Group Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Ventures Group Conversion Date or Ventures Group Redemption Date on which all outstanding shares of Ventures Group Common Stock were converted or redeemed, any share of Ventures Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Ventures Group Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $0.01 per share in cash.

(iv)          General.

(A)            Not later than the 10th Trading Day following the consummation of a Ventures Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Ventures Group Net Proceeds of such Ventures Group Disposition, (y) whether the Ventures Group Disposition qualifies as an Exempt Ventures Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Ventures Group Voting Securities entitled to vote thereon to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Ventures Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)            which of the actions specified in clause (A), (B), (C) or (D) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)            as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (f)(ii), the Ventures Group Redemption Selection Date for the redemption of shares of Ventures Group Common Stock pursuant to clause (B)(II) or clause (D) of paragraph (f)(ii) or the Ventures Group Conversion Selection Date for the partial conversion of shares Ventures Group Common Stock pursuant to clause (D) of paragraph (f)(ii), which record date, Ventures Group Redemption Selection Date or Ventures Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)          the anticipated dividend payment date, Ventures Group Redemption Date and/or Ventures Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Ventures Group Disposition; and

(IV)          unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Ventures Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Ventures Group Redemption Selection Date or Ventures Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of Ventures Group Common Stock, in whole or in part, pursuant to clause (B) or clause (D) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Ventures Group Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than ten (10) days prior to the Ventures Group Redemption Date or Ventures Group Conversion Date, as applicable:

(1)            the Ventures Group Redemption Date or Ventures Group Conversion Date;

(2)            the number of shares of Ventures Group Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Ventures Group Common Stock will be redeemed or converted and the series of GCI Group Common Stock issuable to the holders of each series of Ventures Group Common Stock upon any such conversion;

(3)            in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Ventures Group Common Stock, the kind and amount of per share consideration to be received with respect to each share of Ventures Group Common Stock to be redeemed or converted and the Ventures Group Outstanding Interest Fraction as of the date of such notice;

(4)            with respect to a partial redemption under clause (B)(II) or clause (D) of paragraph (f)(ii), if the Board of Directors has made a Ventures Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of the Ventures Group Redemption Selection Date and the portion of the Ventures Group Inter-Group Redemption Amount attributable to the GCI Group, if applicable;

(5)            with respect to a dividend under clause (A) or (D) of paragraph (f)(ii), the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of the record date for the dividend and the portion of the Ventures Group Inter-Group Dividend Amount attributable to the GCI Group, if applicable; and

(6)            instructions as to how shares of Ventures Group Common Stock may be surrendered for redemption or conversion.

(B)            In the event of any conversion of shares of Ventures Group Common Stock pursuant to paragraph (b)(iii) of this Section A.2., not less than 10 days prior to the Ventures Group Conversion Date, the Corporation will announce publicly by press release:

(I)            that all outstanding shares of Ventures Group Common Stock will be converted pursuant to paragraph (b)(iii) of this Section A.2. on the Ventures Group Conversion Date;

(II)           the Ventures Group Conversion Date, which will not be more than forty-five (45) days following the Determination Date;

(III)          a statement that all outstanding shares of Ventures Group Common Stock will be converted;

(IV)          the per share number and series of shares of GCI Group Common Stock to be received with respect to each share of each series of Ventures Group Common Stock; and

(V)           instructions as to how shares of Ventures Group Common Stock may be surrendered for conversion.

(C)            If the Corporation determines to obtain the Ventures Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Ventures Group Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

(I)            that the Corporation intends to redeem shares of Ventures Group Common Stock for securities of a Distributed Ventures Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the Ventures Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)           the number of shares of Ventures Group Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Ventures Group Common Stock will be redeemed;

(III)          the class or series of securities of the Distributed Ventures Group Subsidiary to be received with respect to each share of each series of Ventures Group Common Stock to be redeemed and the Ventures Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)          if applicable, the Ventures Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)           the Ventures Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)          if the Board of Directors has made a Ventures Group Inter-Group Redemption Election, the number of Ventures Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Ventures Group, and the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest, in each case, used in determining such number and attribution of Ventures Group Inter-Group Interest Subsidiary Securities;

(VII)         instructions as to how shares of Ventures Group Common Stock may be surrendered for redemption; and

(VIII)       if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Ventures Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Ventures Group Redemption Selection Date.

If, at the time of issuance of the press release required by this paragraph (C), the Ventures Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Ventures Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)            The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Ventures Group Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Ventures Group Common Stock pursuant to this Section A.2., as applicable.

(E)            All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clause (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Ventures Group Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)            No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Ventures Group Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(D), if the Ventures Group Conversion Date or the Ventures Group Redemption Date with respect to any shares of Ventures Group Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Ventures Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)            Before any holder of shares of Ventures Group Common Stock will be entitled to receive a certificate or certificates (if any) representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Ventures Group Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates (if any) representing such shares of Ventures Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates (if any) representing shares of Ventures Group Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Ventures Group Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of Ventures Group Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Ventures Group Common Stock not redeemed or converted. Any shares of capital stock of the Corporation to be received by any holder of uncertificated shares of Ventures Group Common Stock pursuant to paragraph (b) of this Section A.2. (other than paragraph (b)(i) thereof) or this paragraph (f) shall be issued in book-entry form, without physical certificates, and shall be registered in the book entry account system of the Corporation’s transfer agent in the names of the holders thereof. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

(H)            From and after any applicable Ventures Group Conversion Date or Ventures Group Redemption Date, all rights of a holder of shares of Ventures Group Common Stock that were converted or redeemed on such Ventures Group Conversion Date or Ventures Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates (if any) representing such shares of Ventures Group Common Stock, to receive a certificate or certificates (if any) representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Ventures Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Ventures Group Conversion Date or Ventures Group Redemption Date represented shares of Ventures Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Ventures Group Common Stock was converted or redeemed until surrender of such holder’s certificate (if any). Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Ventures Group Conversion Date or Ventures Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Ventures Group Conversion Date or Ventures Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat any certificates representing shares of Ventures Group Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Ventures Group Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2. or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)            The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Ventures Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) or paragraph (c) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Ventures Group Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Ventures Group Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Ventures Group Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)            Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(g)            Liquidation and Dissolution.

(i)            General. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of GCI Group Common Stock and the holders of shares of Ventures Group Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of GCI Group Common Stock and Ventures Group Common Stock.

Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (g).

(ii)            Liquidation Units. The liquidation units per share of each series of Common Stock will be as follows:

(A)           each share of GCI Group Common Stock will have one liquidation unit; and

(B)            from and after the first date following the Effective Date that shares of Ventures Group Common Stock have been issued and are outstanding (the “Ventures Issuance Date”), each share of Ventures Group Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained (I) if the Ventures Group Common Stock is issued in connection with a transaction (including, without limitation, a Share Distribution, dividend or redemption) resulting in the Ventures Group Reference Shares being Publicly Traded following the Ventures Issuance Date, by dividing (x) the average of the daily volume weighted average prices of the Ventures Group Reference Share over the 20-Trading Day period commencing on (and including) the first Trading Day on which the Ventures Group Reference Shares trade in the “regular way” market, by (y) the average of the daily volume weighted average prices of the GCI Group Reference Share over the 20-Trading Day period referenced in clause (x) of this paragraph (B)(I) or (II) if clause (I) is not applicable because the Ventures Group Reference Shares are not Publicly Traded following the Ventures Issuance Date, by dividing (x) the Fair Value of a share of Ventures Group Common Stock as of the Ventures Issuance Date by (y) the average of the daily volume weighted average prices of the GCI Group Reference Share over the 20-Trading Day period commencing on (and including) the Ventures Issuance Date;

provided, that, if, after the initial determination of the number of liquidation units applicable to the Ventures Group Common Stock, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of GCI Group Common Stock or Ventures Group Common Stock, or declares and pays a dividend or distribution in shares, or rights to acquire shares, of GCI Group Common Stock or Ventures Group Common Stock to holders of GCI Group Common Stock or Ventures Group Common Stock, as applicable, the per share liquidation units of the GCI Group Common Stock or Ventures Group Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of GCI Group Common Stock and Ventures Group Common Stock.

Following the determination of the liquidation units applicable to a share of Ventures Group Common Stock after the Ventures Issuance Date under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement with respect to the liquidation units applicable to the Ventures Group Common Stock with the Secretary of the Corporation, a copy of which will be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such determination.

Whenever an adjustment is made to liquidation units under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation, a copy of which will be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

(h)            Determinations by the Board of Directors. Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution or pursuant to a redemption in accordance with these Restated Articles, any determination of the Board of Directors in connection therewith, including, without limitation, that a Share Distribution was made on an equal per share basis or that any differences in voting rights, designation, conversion, redemption and share distribution provisions or otherwise satisfy the requirements set forth in these Restated Articles, will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

(i)            Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph (i) will have, for all purposes of these Restated Articles, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

“Average Market Value” of a share of any series of Publicly Traded Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in these Restated Articles.

“Board of Directors” means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of “Exempt GCI Group Disposition”, or “Exempt Ventures Group Disposition” set forth in this paragraph (i), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having twenty-five percent (25%) or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing fifty percent (50%) or more of the common equity interest or economic equity interest in such Person.

“Convertible Securities” means (i) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (ii) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

“Corporation Earnings (Loss) Attributable to the GCI Group” for any period, means the net earnings or loss of the GCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the GCI Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the GCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Corporation Earnings (Loss) Attributable to the Ventures Group” for any period, means the net earnings or loss of the Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Ventures Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Determination Date” means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

“Disposition” means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term “Disposition” does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

“Distribution Ratio” means 0.20.

“Effective Date” means the date on which these Restated Articles are filed with the Secretary of State of Nevada.

“Exempt GCI Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one (1) transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a GCI Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a GCI Group Disposition in connection with a GCI Group Related Business Transaction, or (v) a GCI Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of GCI Group Voting Securities to classify such GCI Group Disposition as an Exempt GCI Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

“Exempt Ventures Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one (1) transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Ventures Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Ventures Group Disposition in connection with a Ventures Group Related Business Transaction, or (v) a Ventures Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Ventures Group Voting Securities to classify such Ventures Group Disposition as an Exempt Ventures Group Disposition in accordance with paragraph (a)(iv) of this Section A.2.

“Fair Value” means, as of any date:

(i)            in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

(ii)           in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

(iii)          in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

(iv)          in the case of assets or property other than securities or cash, the “Fair Value” thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

“GCI Group” means, as of any date:

(i)            the direct and indirect interest of the Corporation, as of the Effective Date, (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, including any obligations associated with respect to the Nonvoting Preferred Stock;

(ii)           all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the GCI Group, or contributed, allocated or transferred to the GCI Group (including the net proceeds of any issuances, sales or incurrences for the account of the GCI Group of shares of GCI Group Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of GCI Group Common Stock, or indebtedness or Preferred Stock attributed to the GCI Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii)          the proceeds of any Disposition of any of the foregoing; and

(iv)         an Inter-Group Interest in the Ventures Group equal to one (1) minus the Ventures Group Outstanding Interest Fraction as of the date of determination;

provided that the GCI Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of GCI Group Common Stock or in redemption of shares of GCI Group Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the GCI Group to the Ventures Group (other than through the GCI Group’s Inter-Group Interest in the Ventures Group, if any, pursuant to clause (iv) above), including, without limitation, any GCI Group Inter-Group Dividend Amount or GCI Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“GCI Group Allocable Net Proceeds” means, with respect to any GCI Group Disposition, (i) if at the time of such GCI Group Disposition, the GCI Group Outstanding Interest Fraction is one (1), the GCI Group Net Proceeds of such GCI Group Disposition, or (ii) if at the time of such GCI Group Disposition the GCI Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the GCI Group Net Proceeds of such GCI Group Disposition, by (y) the GCI Group Outstanding Interest Fraction as of such date.

“GCI Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the GCI Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the GCI Group less the total liabilities (not including Preferred Stock attributed to the GCI Group) of the GCI Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of GCI Group Common Stock and each series of Preferred Stock attributed to the GCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the GCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“GCI Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of GCI Group Common Stock pursuant to this Section A.2.

“GCI Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of GCI Group Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the GCI Group Conversion Date).

“GCI Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the GCI Group to one or more Persons.

“GCI Group Net Proceeds” means, as of any date, with respect to any GCI Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Ventures Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the GCI Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the GCI Group. For purposes of this definition, any assets of the GCI Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“GCI Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of GCI Group Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of GCI Group Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of GCI Group Common Stock are entitled to participate in any dividend (for purposes of paragraph (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the GCI Group Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the GCI Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“GCI Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of GCI Group Common Stock pursuant to this Section A.2.

“GCI Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of GCI Group Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the GCI Group Redemption Date).

“GCI Group Reference Share” means one share of Series C GCI Group Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of GCI Group Common Stock exceeds the number of shares outstanding of Series C GCI Group Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of GCI Group Common Stock in lieu of basing it on one share of Series C GCI Group Common Stock, in which case the term “GCI Group Reference Share” will mean one share of such other Publicly Traded series of GCI Group Common Stock.

“GCI Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the GCI Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock or other securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the GCI Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the GCI Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the GCI Group prior to such Disposition, as determined in good faith by the Board of Directors.

“GCI Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of GCI Group Common Stock, the number of shares (including any fraction of a share) of GCI Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“GCI Group Voting Securities” means the Series A GCI Group Common Stock, the Series B GCI Group Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a GCI Group Voting Security, provided, that each such series of Preferred Stock will be treated as a GCI Group Voting Security and will be entitled to vote together with the other GCI Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation. For the avoidance of doubt, the Nonvoting Preferred Stock shall not be deemed to be “GCI Group Voting Securities” for the purposes herein.

“Group” means the GCI Group or the Ventures Group.

“Inter-Group Interest” means, as of any date and with respect to any Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with these Restated Articles. An Inter-Group Interest in the GCI Group held by the Ventures Group is expressed in terms of the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest. An Inter-Group Interest in the Ventures Group held by the GCI Group is expressed in terms of the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest.

“Liberty Broadband Corporation” means Liberty Broadband Corporation, a Delaware corporation.

“Market Value” of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day or in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock on the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the “Market Value” of a share of stock on any day during such period prior to the “ex” date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the “Market Value” of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the “ex” date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

“Nonvoting Preferred Stock” means the 12% Series A Cumulative Redeemable Non-Voting Preferred Stock, par value $0.01 per share, of the Corporation, authorized pursuant to the Certificate of Designations.

“Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest” is equal to zero (0) as of the Effective Date, and will from time to time thereafter be (without duplication):

(i)            adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Ventures Group Common Stock and dividends of shares of Ventures Group Common Stock to holders of Ventures Group Common Stock (and, to the extent the Ventures Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest) and other reclassifications of Ventures Group Common Stock;

(i)            decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Ventures Group Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the GCI Group; (B) by a number equal to the aggregate number of shares of Ventures Group Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the GCI Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Ventures Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest, as of the Ventures Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Ventures Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed Ventures Group Subsidiary which is attributable to the Ventures Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Ventures Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Ventures Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Ventures Group Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(D), as applicable, of this Section A.2., by the applicable Ventures Group Redemption Amount or the applicable portion of the Ventures Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Ventures Group that are transferred or allocated from the Ventures Group to the GCI Group in consideration of a reduction in the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest, by (y) the Fair Value of the Ventures Group Reference Share as of the date of such transfer or allocation;

(ii)            increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Ventures Group Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the GCI Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the GCI Group, or (z) following their conversion into shares of GCI Group Common Stock pursuant to clause (C) or (D) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the GCI Group that are contributed to the Ventures Group in consideration of an increase in the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest, by (II) the Fair Value of the Ventures Group Reference Share as of the date of such contribution; and

(iii)            increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the GCI Group in the Ventures Group.

Whenever a change in the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest” is equal to zero (0) as of the Effective Date, and will from time to time thereafter be (without duplication):

(i)            adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the GCI Group Common Stock and dividends of shares of GCI Group Common Stock to holders of GCI Group Common Stock (and, to the extent the GCI Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest) and other reclassifications of GCI Group Common Stock;

(ii)            decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of GCI Group Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Ventures Group; (B) by a number equal to the aggregate number of shares of GCI Group Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Ventures Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a GCI Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, as of the GCI Group Redemption Selection Date, by (y) the percentage of the Fair Value of the GCI Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed GCI Group Subsidiary which is attributable to the GCI Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a GCI Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the GCI Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of GCI Group Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(D), as applicable, of this Section A.2., by the applicable GCI Group Redemption Amount or the applicable portion of the GCI Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the GCI Group that are transferred or allocated from the GCI Group to the Ventures Group in consideration of a reduction in the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, by (y) the Fair Value of the GCI Group Reference Share as of the date of such transfer or allocation;

(iii)            increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of GCI Group Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Ventures Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Ventures Group, or (z) following their conversion into shares of Ventures Group Common Stock, pursuant to clause (C) or (D) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Ventures Group that are contributed to the GCI Group in consideration of an increase in the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest, by (II) the Fair Value of the GCI Group Reference Share as of the date of such contribution; and

(iv)            increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Ventures Group in the GCI Group.

Whenever a change in the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Optional Conversion Ratio” means the applicable of the Ventures/GCI Group Optional Conversion Ratio and the GCI/Ventures Group Optional Conversion Ratio.

“outstanding”, when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable to the Ventures Group with Respect to the GCI Group Inter-Group Interest or the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

“Restated Articles” means these Amended and Restated Articles of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

“Share Distribution” means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

“Subsidiary”, when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Trading Day” means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

“Ventures Group” means, as of any date:

(i)            all assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Ventures Group as of the Effective Date (which, for the avoidance of doubt, as of the Effective Date, there shall be no assets, liabilities and businesses of the Corporation or any of its Subsidiaries attributed to the Ventures Group);

(ii)           all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Ventures Group, or contributed, allocated or transferred to the Ventures Group (including the net proceeds of any issuances, sales or incurrences for the account of the Ventures Group of shares of Ventures Group Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Ventures Group Common Stock, or indebtedness or Preferred Stock attributed to the Ventures Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii)          the proceeds of any Disposition of any of the foregoing; and

(iv)          an Inter-Group Interest in the GCI Group equal to one (1) minus the GCI Group Outstanding Interest Fraction as of the date of determination;

provided that the Ventures Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Ventures Group Common Stock or in redemption of shares of Ventures Group Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Ventures Group to the GCI Group (other than through the Ventures Group’s Inter-Group Interest in the GCI Group, if any, pursuant to clause (iv) above), including, without limitation, any Ventures Group Inter-Group Dividend Amount or Ventures Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“Ventures Group Allocable Net Proceeds” means, with respect to any Ventures Group Disposition, (i) if at the time of such Ventures Group Disposition, the Ventures Group Outstanding Interest Fraction is one (1), the Ventures Group Net Proceeds of such Ventures Group Disposition, or (ii) if at the time of such Ventures Group Disposition the Ventures Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Ventures Group Net Proceeds of such Ventures Group Disposition, by (y) the Ventures Group Outstanding Interest Fraction as of such date.

“Ventures Group Available Dividend Amount”, as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Ventures Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Ventures Group less the total liabilities (not including Preferred Stock attributed to the Ventures Group) of the Ventures Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Ventures Group Common Stock and each series of Preferred Stock attributed to the Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“Ventures Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of Ventures Group Common Stock pursuant to this Section A.2.

“Ventures Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Ventures Group Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Ventures Group Conversion Date).

“Ventures Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Ventures Group to one or more Persons.

“Ventures Group Net Proceeds” means, as of any date, with respect to any Ventures Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the GCI Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Ventures Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Ventures Group. For purposes of this definition, any assets of the Ventures Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“Ventures Group Outstanding Interest Fraction”, as of any date, means a fraction the numerator of which is the aggregate number of shares of Ventures Group Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Ventures Group Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the GCI Group with Respect to the Ventures Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Ventures Group Common Stock are entitled to participate in any dividend (for purposes of paragraph (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Ventures Group Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Ventures Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“Ventures Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of Ventures Group Common Stock pursuant to this Section A.2.

“Ventures Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Ventures Group Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Ventures Group Redemption Date).

“Ventures Group Reference Share” means one (1) share of Series C Ventures Group Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first (1st) Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Ventures Group Common Stock exceeds the number of shares outstanding of the Series C Ventures Group Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Ventures Group Common Stock in lieu of basing it on one share of Series C Ventures Group Common Stock, in which case the term “Ventures Group Reference Share” will mean one (1) share of such other Publicly Traded series of Ventures Group Common Stock.

“Ventures Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the Ventures Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock or other securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Ventures Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Ventures Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Ventures Group prior to such Disposition, as determined in good faith by the Board of Directors.

“Ventures Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of Ventures Group Common Stock, the number of shares (including any fraction of a share) of Ventures Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five (5) decimal places).

“Ventures Group Voting Securities” means the Series A Ventures Group Common Stock, the Series B Ventures Group Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Ventures Group Voting Security, provided, that each such series of Preferred Stock will be treated as a Ventures Group Voting Security and will be entitled to vote together with the other Ventures Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Voting Securities” means the GCI Group Voting Securities, the Ventures Group Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Action	Article XII, Section 2
Amendment Time	Article X, Section 3(a)
Bylaws	Article V, Section E.2(d)
Certificate of Designations	Article IV, Section B.4
Common Stock	Article IV(a)
Corporation	Article I
Distributable GCI Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributable Ventures Group Subsidiary Securities	Article IV, Section A.2(f)(i)(II)
Distributed GCI Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed Ventures Group Subsidiary	Article IV, Section A.2(f)(i)
Effective Time	Article IV
GCI Group Common Stock	Article IV
GCI Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
GCI Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
GCI Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
GCI Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
GCI Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)(4)
GCI Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)(4)
GCI Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
GCI Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
GCI Group Redemption Shares	Article IV, Section A.2(e)(i)
GCI Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
GCI/Ventures Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)(B)
NRS	Article III
Other Entity	Article X, Section 1(a)

Additional Defined Terms	Section
Potential Business Opportunity	Article X, Section 2
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B.1
Preferred Stock Directors	Article V, Section B
proceeding	Article V, Section E.2(a)
Securities Act Action	Article XII, Section 2
Series A GCI Group Common Stock	Article IV
Series A Ventures Group Common Stock	Article IV, Section A.1
Series B GCI Group Common Stock	Article IV
Series B Ventures Group Common Stock	Article IV, Section A.1
Series C GCI Group Common Stock	Article IV
Series C Ventures Group Common Stock	Article IV, Section A.1
substantially all of the assets of the GCI Group	Article IV, Section A.2.(e)(ii)(1)
substantially all of the assets of the Ventures Group	Article IV, Section A.2(f)(ii)(1)
Ventures Group Common Stock	Article IV, Section A.1
Ventures Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Ventures Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Ventures Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Ventures Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Ventures Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Ventures Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)(4)
Ventures Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)(4)
Ventures Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Ventures Group Redemption Shares	Article IV, Section A.2(f)(i)

Additional Defined Terms	Section
Ventures Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)
Ventures/GCI Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Ventures Issuance Date	Article IV, Section A.2(g)(ii)
X	Article IV
Y	Article IV
Z	Article IV

(j)            Reclassification. The Corporation will not reclassify, subdivide or combine one series of GCI Group Common Stock without reclassifying, subdividing or combining each other series of GCI Group Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Ventures Group Common Stock without reclassifying, subdividing or combining each other series of Ventures Group Common Stock on an equal per share basis.

(k)           Transfer Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of capital stock and/or other securities upon conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issuance or delivery of shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issuance or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Section B

PREFERRED STOCK

1.            The Preferred Stock may be divided and issued in one (1) or more series from time to time, with such voting powers, designations, preferences, limitations, restrictions and relative rights, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors as set forth and duly filed with the Nevada Secretary of State on a certificate of designation in accordance with Section 78.1955 of the NRS (a “Preferred Stock Designation”). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

(a)           the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

(b)          the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

(c)          the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

(d)          the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

(e)           the voting powers, if any, of the holders of such series, including whether such series will be designated as a GCI Group Voting Security, a Ventures Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which the holders of such series may vote together with the holders of any other class or series of capital stock of the Corporation;

(f)           the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

(g)          any other relative rights, powers, preferences and limitations, if any, of such series.

2.            The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing, designating and issuing various series of the Preferred Stock and determining the voting powers, designations, preferences, limitations, restrictions and relative rights of such series of Preferred Stock, if any, and the qualifications, restrictions or limitations thereof, if any, to the full extent permitted by applicable law, subject to any stockholder vote that may be required by these Restated Articles. All shares of any one (1) series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Nevada. Further, except to the extent required by the NRS and unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no separate consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to these Restated Articles that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

3.            Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

4.            On [•], 2025, the Corporation duly filed with the Nevada Secretary of State a Preferred Stock Designation in accordance with Section 78.1955 of the NRS, setting forth the voting powers, designations, preferences, limitations, restrictions and relative rights of a series of Preferred Stock designated as Nonvoting Preferred Stock (the “Certificate of Designations”).  Pursuant to Section 78.403 of the NRS, the text of the Certificate of Designations, and any future amendment thereto, without being reproduced herein, shall remain effective and part of these Restated Articles, and the Nonvoting Preferred Stock established pursuant thereto shall continue in existence as of and following the Effective Time. For the avoidance of doubt, any amendment to the Certificate of Designations shall be made in accordance with the provisions of the Certificate of Designations and Section 78.1955 of the NRS, as applicable, and shall require no vote of the stockholders of the Corporation unless otherwise required by the Certificate of Designations and Section 78.1955 of the NRS.

Article V

DIRECTORS

Section A

NUMBER OF DIRECTORS

The governing body of the Corporation will be the Board of Directors. The number of directors will not be less than three (3) or the number of directors that holders of any series of Preferred Stock shall have rights to, and do, elect, and the exact number of directors will be fixed by the Board of Directors by resolution from time to time. Election of directors need not be by written ballot.

Section B

CLASSIFICATION OF THE BOARD

Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock (the “Preferred Stock Directors”), the Board of Directors will be divided into three (3) classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors (other than the Preferred Stock Directors) authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2026; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2027; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2028. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office in accordance with this Section B of this Article V for a term expiring at the annual meeting of stockholders held in the third (3rd) year following the year of their election. The directors of each class will hold office until the expiration of the term of such class and until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

Section C

REMOVAL OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock and pursuant to the requirements of the NRS, directors may be removed from office upon the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2∕3%) of the aggregate voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

Section D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

Section E

LIMITATION ON LIABILITY AND INDEMNIFICATION

1.            Limitation On Liability. To the fullest extent permitted by the NRS as the same exists or may hereafter be amended, a director or officer of the Corporation will not be individually liable to the Corporation or any of its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. Any repeal or modification of this paragraph will be prospective only and will not adversely affect any limitation, right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

2.            Indemnification.

(a)          Right to Indemnification. The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved (including, but not limited to, as a witness or deponent) in any investigation, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to nonprofit entities or employee benefit plans, against all expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances (pursuant to paragraph (b) of this Section E.2. of Article V, below) to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)         Payment of Expenses. The Corporation will pay the expenses (including reasonable attorneys’ fees) incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the applicable director or officer to repay the amounts advanced if it should be ultimately determined by a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c)          Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including reasonable attorney’s fees) of prosecuting such claim to the fullest extent permitted by Nevada law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d)          Non-Exclusivity of Rights. The rights conferred on any person by this Section E.2. will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of these Restated Articles, the Bylaws of the Corporation (the “Bylaws”), agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e)          Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3.           Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section F

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the NRS, the Board of Directors, by action taken by the affirmative vote of not less than seventy-five percent (75%) of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws.

Article VI

TERM

The term of existence of this Corporation shall be perpetual.

Article VII

STOCK NOT ASSESSABLE

The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. These Restated Articles shall not be subject to amendment in this respect.

Article VIII

MEETINGS OF STOCKHOLDERS

Section A

ANNUAL AND SPECIAL MEETINGS

Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of these Restated Articles, special meetings of the stockholders of the Corporation, for any purpose or purposes, will only be called by the Secretary of the Corporation (a) upon the written request of the holders of not less than sixty-six and two thirds percent (66 2∕3%) of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (b) at the request of at least seventy-five percent (75%) of the members of the Board of Directors then in office.

Section B

ACTION WITHOUT A MEETING

No action of the stockholders required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and, pursuant to Section 78.320(2) of the NRS, the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

Article IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

1.            Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2∕3%) of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

(a)          the amendment, alteration or repeal of any provision of these Restated Articles or the addition or insertion of other provisions herein; provided, however, that this paragraph (a) will not apply to any such amendment, alteration, repeal, addition or insertion (i) as to which the laws of the State of Nevada, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least seventy-five (75%) of the members of the Board of Directors then in office have approved;

(b)          the adoption, amendment or repeal of any provision of the Bylaws; provided, however, that this paragraph (b) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of these Restated Articles;

(c)          the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this paragraph (c) will not apply to any such merger or consolidation (i) as to which the laws of the State of Nevada, as then in effect, do not require the consent of the Corporation’s stockholders, or (ii) that at least seventy-five percent (75%) of the members of the Board of Directors then in office have approved;

(d)         the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this paragraph (d) will not apply to any such sale, lease or exchange that at least seventy-five percent (75%) of the members of the Board of Directors then in office have approved; or

(e)          the dissolution of the Corporation; provided, however, that this paragraph (e) will not apply to such dissolution if at least seventy-five percent (75%) of the members of the Board of Directors then in office have approved such dissolution.

Subject to the foregoing provisions of this Article IX, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Restated Articles, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to these Restated Articles in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX.

Article X

CERTAIN BUSINESS OPPORTUNITIES

1.            Certain Acknowledgements; Definitions.

In recognition and anticipation that:

(a)         directors and officers of the Corporation may serve as directors, officers, employees and agents of any other corporation, company, partnership, association, firm or other entity, including, without limitation, Subsidiaries and Affiliates of the Corporation (“Other Entity”),

(b)         the Corporation, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage,

(c)          the Corporation may have an interest in the same areas of business opportunity as any Other Entity, and

(d)          the Corporation may engage in material business transactions with any Other Entity and its Affiliates, including, without limitation, receiving services from, providing services to or being a significant customer or supplier to such Other Entity and its Affiliates, and that the Corporation and such Other Entity or one or more of their respective Subsidiaries or Affiliates may benefit from such transactions, and as a consequence of the foregoing, it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any directors or officers of the Corporation (including any such persons who are also directors, officers or employees of any Other Entity), be determined and delineated, as set forth herein, in respect of (i) any transactions between the Corporation and its Subsidiaries or Affiliates, on the one hand, and such Other Entity and its Subsidiaries or Affiliates, on the other hand, and (ii) any potential transactions or matters that may be presented to officers or directors of the Corporation, or of which such officers or directors may otherwise become aware, which potential transactions or matters may be considered to constitute business opportunities of the Corporation or any of its Subsidiaries or Affiliates.

In recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with any Other Entity and of the benefits to be derived by the Corporation by the possible service as directors or officers of the Corporation and its Subsidiaries of persons who may also serve from time to time as directors, officers or employees of any Other Entity, the provisions of this Article X will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation in relation to such Other Entity and its Affiliates, and as such conduct and affairs may involve such Other Entity’s respective directors, officers or employees, and the powers, rights, duties and liabilities of the Corporation and its officers and directors in connection therewith and in connection with any Potential Business Opportunities of the Corporation.

Any Person purchasing, receiving or otherwise becoming the owner of any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this Article X. References in this Article X to “directors,” “officers” or “employees” of any Person will be deemed to include those Persons who hold similar positions or exercise similar powers and authority with respect to any Other Entity that is a limited liability company, partnership, joint venture or other non-corporate entity.

2.            Duties of Directors and Officers Regarding Potential Business Opportunities; No Liability for Certain Acts or Omissions.

If a director or officer of the Corporation is offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its Subsidiaries or Affiliates, in which the Corporation could be considered, but for the provisions of this Article X, to have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”):

(a)          such director or officer will, to the fullest extent permitted by law, have no duty or obligation to refer such Potential Business Opportunity to the Corporation, to refrain from referring such Potential Business Opportunity to any Other Entity, or to give any notice to the Corporation regarding such Potential Business Opportunity (or any matter related thereto),

(b)          such director or officer will not be liable to the Corporation or any of its Subsidiaries or any of its stockholders, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to or otherwise inform the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity or any matter relating thereto,

(c)          any Other Entity may engage or invest in, independently or with others, any such Potential Business Opportunity,

(d)         the Corporation shall not have any right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom, and

(e)          the Corporation shall have no interest or expectancy, and hereby specifically renounces any interest or expectancy, in any such Potential Business Opportunity,

unless both the following conditions are satisfied: (i) such Potential Business Opportunity was expressly offered to a director or officer of the Corporation solely in his or her capacity as a director or officer of the Corporation or as a director or officer of any Subsidiary of the Corporation and (ii) such opportunity relates to a line of business in which the Corporation or any of its Subsidiaries is then directly engaged.

3.            Amendment of Article X.

No alteration, amendment, repeal, or adoption of any provision inconsistent with, any provision of this Article X will have any effect upon:

(a)         any agreement between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, that was entered into before the time of such alteration, amendment, repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time,

(b)         any transaction entered into between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, before the Amendment Time,

(c)         the allocation of any business opportunity between the Corporation or any Subsidiary or Affiliate thereof and any Other Entity, before the Amendment Time, or

(d)         any duty or obligation owed by any director or officer of the Corporation or any Subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).

Article XI

APPLICATION OF CERTAIN NEVADA STATUTES

1.            Acquisition of Controlling Interest. Sections 78.378 through 78.3793 (Acquisition of Controlling Interest), inclusive, of the NRS shall not apply to the Corporation or the acquisition of an interest therein.

2.            Combinations with Interested Stockholders. The Corporation expressly elects not to be governed by Sections 78.411 through 78.444 (Combinations with Interested Stockholders), inclusive, of the NRS.

Article XII

FORUM SELECTION

1.            Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada, Clark County, Nevada, shall, to the fullest extent permitted by law, including the applicable laws or jurisdictional requirements of the United States, be the exclusive forum for any and all actions, suits and proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an “Action”), that are internal actions (as such term is defined in Section 78.046 of the NRS or any successor statute). In the event that the Eighth Judicial District Court of the State of Nevada does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the exclusive forum for such Action. For the avoidance of doubt, no Securities Act Action (as defined below) shall be subject to this paragraph, but shall instead be subject to the following paragraph.

2.            Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (each, a “Securities Act Action”). The provisions of this Article XII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

3.            Any Person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of the provisions of this Article XII. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned has executed these Restated Articles this [•] day of [•], 2025.

GCI LIBERTY, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Articles of Incorporation of GCI Liberty, Inc.]